CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form 1-E of our report dated September 27, 2013 with respect to the audited consolidated financial statements of Highlight Networks, Inc. for the year ended June 30, 2013.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
December 20, 2013